EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT


                                  by and among:


                              DIGITAL RIVER, INC.,
                             a Delaware corporation;


                             NETWORK COMMERCE INC.,
                            a Washington corporation;


                                       and


                             FREEMERCHANT.COM, INC.,
                             a Delaware corporation.


                           ---------------------------


                          Dated as of December 28, 2001







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                                                   TABLE OF CONTENTS
                                                                                                               PAGE
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SECTION 1.        DESCRIPTION OF TRANSACTION......................................................................1

         1.1      Assets to be Transferred........................................................................1

         1.2      Excluded Assets.................................................................................2

         1.3      Liabilities to be Assumed.......................................................................2

         1.4      Closing Payments................................................................................3

         1.5      Post-Closing Payments...........................................................................3

         1.6      Closing.........................................................................................4

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER........................................................5

         2.1      Due Organization; Good Standing.................................................................5

         2.2      Articles of Incorporation and Bylaws; Records...................................................6

         2.3      Financial Information...........................................................................6

         2.4      Absence of Changes..............................................................................6

         2.5      Title to Assets.................................................................................7

         2.6      Contracts.......................................................................................7

         2.7      Compliance with Legal Requirements..............................................................9

         2.8      Related Party Transactions......................................................................9

         2.9      Legal Proceedings; Orders.......................................................................9

         2.10     Sales Policies; Warranties......................................................................9

         2.11     Proprietary Assets..............................................................................9

         2.12     Liabilities....................................................................................11

         2.13     Governmental Authorizations....................................................................11

         2.14     Material Relationships.........................................................................11

         2.15     Brokers and Finders............................................................................11

         2.16     Authority; Binding Nature of Agreement.........................................................11

         2.17     Non-Contravention; Consents....................................................................12

         2.18     Taxes..........................................................................................12

         2.19     Customer Information...........................................................................12

         2.20     Full Disclosure................................................................................13

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................13

         3.1      Organization; Authority; Binding Nature of Agreement...........................................13


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         3.2      Non-Contravention; Consents....................................................................13

         3.3      Brokers and Finders............................................................................13

         3.4      Financial Information..........................................................................14

SECTION 4.        ADDITIONAL COVENANTS OF THE PARTIES............................................................14

         4.1      Filings and Consents...........................................................................14

         4.2      Insolvency.....................................................................................14

         4.3      Deferred Revenue...............................................................................14

         4.4      Allocation of Purchase Price...................................................................14

         4.5      Audit Rights...................................................................................14

         4.6      Transfer Taxes.................................................................................15

         4.7      Merchant of Record.............................................................................15

SECTION 5.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...................................................15

         5.1      Consents.......................................................................................15

         5.2      Agreements and Documents.......................................................................15

         5.3      No Restraints..................................................................................15

         5.4      No Legal Proceedings...........................................................................16

         5.5      Deferred Revenue Payment.......................................................................16

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER..................................................16

         6.1      Documents......................................................................................16

         6.2      No Restraints..................................................................................16

         6.3      Closing Cash Payment...........................................................................16

SECTION 7.        INDEMNIFICATION BY SELLER......................................................................16

         7.1      Survival of Representations....................................................................16

         7.2      Indemnification by Seller......................................................................17

         7.3      Satisfaction of Buyer Indemnification Claim; Offset............................................17

         7.4      Indemnification by Buyer.......................................................................18

         7.5      Satisfaction of Seller's Indemnification Claim; Offset.........................................18

         7.6      Arbitration....................................................................................18

         7.7      Defense of Third Party Claims..................................................................19

         7.8      Sole Recovery..................................................................................19


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SECTION 8.        MISCELLANEOUS PROVISIONS.......................................................................19

         8.1      Further Assurances.............................................................................19

         8.2      Fees and Expenses..............................................................................20

         8.3      Attorneys' Fees................................................................................20

         8.4      Notices........................................................................................20

         8.5      Confidentiality................................................................................21

         8.6      Headings.......................................................................................21

         8.7      Counterparts...................................................................................21

         8.8      Governing Law..................................................................................21

         8.9      Successors and Assigns.........................................................................21

         8.10     Waiver.........................................................................................22

         8.11     Amendments.....................................................................................22

         8.12     Severability...................................................................................22

         8.13     Entire Agreement...............................................................................22

         8.14     Construction...................................................................................22


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                                 EXHIBITS


Exhibit A                  Certain Definitions
Exhibit B                  Noncompetition Agreement
Exhibit C                  Transfer List
Exhibit D                  Billing and Reporting Services Agreement
Exhibit E                  Bill of Sale
Exhibit F                  Assumption Agreement
Exhibit G                  Hosting Services Agreement






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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of December 28, 2001, by and among DIGITAL RIVER, INC., a Delaware corporation ("Buyer"), FREEMERCHANT.COM, INC., a Delaware corporation ("FreeMerchant") and NETWORK COMMERCE INC., a Washington corporation ("Network Commerce" and, together with FreeMerchant, "Seller"). Certain capitalized terms used but not defined in this Agreement have that meaning set forth in Exhibit A.

                                    RECITALS

         A. Seller desires to transfer and sell, and Buyer desires to acquire, certain assets of Seller on the terms and conditions further set forth herein (referred to herein as the "Acquisition").

         B. In connection with the transactions contemplated by this Agreement, Buyer will simultaneously enter into a noncompetition agreement with Seller in the form attached hereto as Exhibit B (the "Noncompetition Agreement").

                                    AGREEMENT

         The parties to this Agreement hereby agree as follows:

SECTION 1.        DESCRIPTION OF TRANSACTION.

         1.1 Assets to be Transferred. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Seller sells, transfers, conveys, and assigns, and shall deliver to Buyer at one or more mutually agreed addresses, in electronic (and not physical) format wherever possible, and Buyer shall purchase and accept all of the right, title and interest of Seller in and to the following (collectively referred to herein as the "Customer Assets"):

         (a) The technology presently used to operate the web site (the "FreeMerchant Site") presently located at http://www.FreeMerchant.com (the "FreeMerchant Technology"), and to provide the services obtained on or through the FreeMerchant Site by FreeMerchant Subscribers, as described in Section 1.1(a) of the transfer list attached hereto as Exhibit C (the "Transfer List");

         (b) all software licenses presently required to operate and maintain the FreeMerchant Technology, as the FreeMerchant Technology was being used by Seller as of November 30, 2001, including, without limitation, licenses to Seller's back-end client billing and reporting software pursuant to that certain Billing and Reporting Licensing Agreement attached hereto as Exhibit D (the "Billing Agreement") and those other software licenses listed in Section 1.1(b) of the Transfer List;

         (c) all Contracts of Seller by which Seller provides services for FreeMerchant Subscribers by use of the FreeMerchant Technology, subject to the Assumed Liabilities (as defined and to the extent set forth in Section 1.3), as listed in Section 1.1(c) of the Transfer List; and

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         (d) the servers, computer equipment and other hardware presently required to operate and maintain the FreeMerchant Technology and the FreeMerchant Site, as they were being used by Seller as of November 30, 2001, as described in Section 1.1(d) of the Transfer List and all Contracts of Seller related thereto.

         1.2 Excluded Assets.

         (a) Notwithstanding Section 1.1, the following are not included in the "Customer Assets": (i) that certain Oracle Term License Lease Schedule between Network Commerce Inc. and Oracle Corporation dated August 16, 2000 ("Oracle License"), and all of Network Commerce's rights and obligations thereunder; (ii) any interest in the "Licensed Products" (as that term is defined in the Billing Agreement) beyond the interest in the Licensed Products granted to Buyer pursuant to the Billing Agreement, (iii) Seller's domain registration business, e-cart shopping cart technology, and hosting business accessible through http://www.ehost.com as of November 30, 2001 (except that this subsection
(iii) does not include the assets used to provide the store builder services accessible through the link between ehost.com and freemerchant.com), and Seller's one-to-one marketing business, (iv) patents and patent applications owned by Network Commerce Inc., and (v) Seller's rights to use FoxPro or Perl software (collectively, the "Excluded Assets").

         (b) Seller shall not sell, transfer, convey, assign or deliver to Buyer, and Buyer will not purchase or accept any assets of Seller, other than the Customer Assets.

         (c) To the extent that any software license or other Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Buyer agree to use their reasonable efforts (without any requirement on the part of Buyer to pay any money or agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Contract to Buyer in all cases in which such consent is required for such assignment.

         1.3 Liabilities to be Assumed. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), Buyer assumes and agrees to perform and discharge those specific debts, liabilities and obligations of Seller arising from and after the Closing Date under and pursuant to those software licenses and Contracts listed in Sections 1.1(b), 1.1(c) and 1.1(d) of the Transfer List. Except to the extent specifically set forth in this
Section 1.3 (the "Assumed Liabilities"), Buyer is not assuming any other debts, liabilities, obligations or contracts of Seller and all such debts, liabilities, obligations and contracts shall be and remain the responsibility of Seller.



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         1.4 Closing Payments. As partial consideration for the sale of the
Customer Assets to Buyer:

         (a) at the Closing (as hereinafter defined), Buyer shall pay to Seller $475,000 (the "Closing Cash Payment"); and

         (b) at the Closing, Seller shall pay to Buyer in cash all Deferred Revenue (the "Deferred Revenue Payment");

         1.5 Post-Closing Payments. As further consideration for the sale of the Customer Assets to Buyer:

         (a) upon the delivery to Buyer of a full production set of the assets set forth on Section 1.1(d) of the Transfer List, and the installation of such assets along with the software required to operate such assets (including all application server, web server, and database software referenced in the Transfer List and any other software currently in place to operate these assets) so that the assets are operational in substantially the form, fit and function in which they operated at Seller's facility as of November 30, 2001 (provided that such delivery and installation, and corresponding payment, will occur within sixty
(60) days of the Closing), Buyer shall pay to Seller $400,000 by wire transfer of immediately available funds to such bank account as Seller shall have directed Buyer in writing; Buyer will pay reasonable shipping costs provided that Buyer approves such costs in advance (Buyer's approval not to be unreasonably withheld or delayed);

         (b) Buyer will receive FreeMerchant Receipts as follows:

                  (i) for so long as Seller remains merchant of record to the FreeMerchant Subscribers, Seller will pay to Buyer all FreeMerchant Receipts on a weekly basis each Monday for the prior Wednesday through Tuesday week;

                  (ii) each payment of FreeMerchant Receipts pursuant to Section 1.5(b)(i) above (each, a "Free Merchant Receipts Payment") will be accompanied by a report that is substantially similar to the reports produced by Seller prior to Closing (as defined below) setting forth the calculation of the FreeMerchant Subscription Receipts and FreeMerchant Non-Subscription Receipts for the applicable period in reasonable detail (including the allocation of FreeMerchant Non-Subscription Receipts earned by Seller prior to Closing); and

                  (iii) for so long as Buyer is the merchant of record to the FreeMerchant Subscribers, Buyer will collect and retain all FreeMerchant Receipts; within fifteen (15) days following the end of the applicable calendar month Buyer will deliver to Seller a report that is substantially similar to the reports produced by Seller prior to Closing setting forth the calculation of the FreeMerchant Receipts for the applicable month in reasonable detail (including the allocation of FreeMerchant Non-Subscription Receipts earned by Seller prior to Closing).

         (c) Seller will receive the Earnout Payment as follows:

                  (i) for each month from January 2002 through March 2002, inclusive, Buyer will pay to Seller [*] (the "First Earnout Payment") by wire transfer of immediately available funds to such bank account as Seller shall have directed Buyer in writing, provided that [*];

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                  (ii) for each month from April 2002 through October 2002,
inclusive, Buyer will pay to Seller $[*] (the "Second Earnout Payment" and, together with the First Earnout Payment, the "Earnout Payment") by wire transfer of immediately available funds to such bank account as Seller shall have directed Buyer in writing, provided [*];

                  (iii) Buyer will pay to Seller [*] of all FreeMerchant Revenue in excess of $[*] recognized during a calendar month and Seller may withhold such amount from the FreeMerchant Receipts Payment, if applicable;

                  (iv) If Buyer was the merchant of record during the entire prior month, Buyer will deliver any amounts due under this Section 1.5(c) within fifteen (15) days following the end of the applicable calendar month; if Seller was the merchant of record during any part of the prior month, Buyer will have no obligation to make any payment under this Section 1.5(c) until five (5) business days after receiving:

         (1) the FreeMerchant Receipts Payment from Seller in full for the applicable month; and

         (2) Seller's report calculating FreeMerchant Revenue and FreeMerchant Receipts for the applicable month.

 [*confidential treatment requested]

         1.6 Closing.

         (a) The closing of the sale of the Customer Assets to Buyer (the "Closing") shall take place at the offices of Cooley Godward LLP in San Francisco, California, at 10:00 a.m. on the date hereof, with or without the physical presence of Buyer or Seller (the "Closing Date").

         (b) At the Closing:

                  (i) Seller shall execute and deliver to Buyer such endorsements, assignments and other documents and records as may (in the reasonable judgment of Buyer or its counsel) be necessary or appropriate to sell, transfer, convey, assign and deliver to Buyer good, valid and marketable title to the Customer Assets free of any Encumbrances (other than the Assumed Liabilities) including, without limitation, the Bill of Sale in the form attached hereto as Exhibit E (the "Bill of Sale");

                  (ii) Seller's Chief Financial Officer shall provide a certificate certifying the following: (1) net assets exceed net liabilities; (2) shareholders' equity is greater than $1.00; and (3) all Deferred Revenue;


                  (iii) Buyer shall pay Seller the Closing Cash Payment by wire transfer of immediately available funds to such bank account as Seller shall have directed Buyer in writing;


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                  (iv) Buyer shall execute and deliver an Assumption Agreement in the form attached hereto as Exhibit F (the "Assumption Agreement");

                  (v) Buyer shall execute and deliver the Hosting Services Agreement in the form attached hereto as Exhibit G (the "Hosting Services Agreement");

                  (vi) Buyer shall execute and deliver the Billing Agreement

                  (vii) Seller shall pay Buyer the Deferred Revenue Payment by wire transfer of immediately available funds to such bank account as Buyer shall have directed Seller in writing;

                  (viii) Seller shall execute and deliver the Noncompetition Agreement;

                  (ix) Seller shall execute and deliver the Hosting Services Agreement;

                  (x) Seller shall cause to be delivered to Purchaser an opinion of Preston Gates & Ellis, counsel to Seller;

                  (xi) Seller shall execute and deliver the Billing Agreement

                  (xii) Each of the Consents required to be obtained by Seller under this Agreement shall have been obtained by Seller, shall be in full force and effect, and shall be delivered to Buyer; and

                  (xiii) Buyer and Seller shall deliver to the other party such certificates and other documents required to be delivered pursuant to Sections 5 and 6 hereof.

         Notwithstanding anything herein to the contrary, it is understood by the parties that each document referenced above may be delivered by a party hereto by facsimile and the same shall constitute delivery thereof, provided that such party subsequently delivers an original of the applicable document.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

         Except as set forth in the Disclosure Schedule delivered to Buyer with respect to specifically identified subsections of this Section 2, Seller represents and warrants, to and for the benefit of the Indemnitees, as follows (the disclosure of a document in any Part of the Disclosure Schedule shall qualify the representation and warranty in the corresponding Section of this Agreement only to the extent that such document's applicability to that Section is readily apparent from a reading of such document):

         2.1 Due Organization; Good Standing. Network Commerce is a corporation duly organized and validly existing under the laws of the State of Washington and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used. FreeMerchant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used.

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         2.2 Articles of Incorporation and Bylaws; Records. Seller has delivered to Buyer accurate and complete copies of Seller's articles of incorporation and bylaws, including all amendments thereto.

         2.3 Financial Information.

         (a) Seller has previously made available to Buyer copies of the unaudited condensed consolidated balance sheets of Seller as of September 30, 2001 and related statements of operations, and cash flows for the fiscal quarter ended September 30, 2001, as reported in the Seller's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001 filed with the SEC under the Exchange Act (the "Seller Financial Statements");

         (b) the Seller Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the respective dates thereof and the results of operations of Seller for the periods covered thereby, and have been prepared in accordance with GAAP on a consistent basis throughout the periods covered except as otherwise noted therein;

         (c) Each of Network Commerce and FreeMerchant has assets sufficient to discharge all of its current and due debts and at the time of Closing each will, in its opinion, be capable of timely discharge of its debts as they come due.

         2.4 Absence of Changes. Since September 30, 2001 (the "Balance Sheet Date"):

         (a) there has not been any material adverse change in Seller's business, condition, assets, liabilities, operations, financial performance or prospects of the business of Seller associated with the Customer Assets and, to the knowledge of Seller, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Customer Assets of Seller;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Customer Assets (whether or not covered by insurance);

         (c) with respect to the Customer Assets, Seller has not (i) entered into or permitted any of the Customer Assets to become bound by any Contract that is or would constitute a Material Seller Contract (as defined in Section 2.6(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Seller Contract;

         (d) Seller has not made any pledge of any of the Customer Assets or otherwise permitted any of the Customer Assets to become subject to any Encumbrance;

         (e) Seller has not entered into any agreement relating to the acquisition, sale or license of any of the Customer Assets;



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         (f) Seller has not changed any of its methods of accounting or accounting practices in any respect relating to the Customer Assets;

         (g) Seller has not (i) acquired, leased or licensed any right or other asset related to the Customer Assets from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset related to the Customer Assets to any other Person, or (iii) waived or relinquished any right related to the Customer Assets except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with Seller's past practices;

         (h) Seller has not entered into any material transaction related to the Customer Assets or taken any other material action related to the Customer Assets outside the ordinary course of business or inconsistent with its past practices; or

         (i) Seller has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(h)" above.

         2.5 Title to Assets.

         (a) Seller owns, and has good, valid and marketable title to, all of the Customer Assets, free and clear of any liens or other Encumbrances and subject to terms and conditions set forth in licenses and other Contracts described in Sections 1.1(b) and 1.1(c), except for (i) any lien for taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Seller related to the Customer Assets.

         (b) Part 2.5 of the Disclosure Schedule identifies all assets included in the Customer Assets that are being leased or licensed to Seller.

         2.6 Contracts.

         (a) Part 2.6 of the Disclosure Schedule identifies:

                  (i) each Contract creating or providing for the creation of any Encumbrance on the Customer Assets;

                  (ii) each Contract incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement related to the Customer Assets;

                  (iii) each material Contract related to the Customer Assets that was entered into outside the ordinary course of business;

                  (iv) each Contract included in the Customer Assets that has a term of more than 60 days and that may not be terminated by Seller (without penalty) within 60 days after the delivery of a termination notice by Seller, excluding the individual Subscriber Contracts;

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                  (v) the terms of service applicable to each of FreeMerchant's customers;

                  (vi) each material Contract establishing or providing for the establishment of proprietary rights of Seller or any Person in the Customer Assets, whether by acquisition, transfer, use, development, or license; excluding the Subscriber Contracts;

                  (vii) each Contract included in the Customer Assets imposing any restriction on Seller's right or ability (or the right or ability of an assignee thereof) to (A) compete with any other Person in any market or geographic area with regard to the Customer Assets, (B) acquire any product or other asset or any services from any other Person, (C) sell or license any product or other asset to or perform any services for any other Person or (D) develop or distribute any technology included in the Customer Assets;

                  (viii) each Contract creating or providing for the creation of any agency relationship, distribution arrangement or franchise relationship with respect to any of the Customer Assets;

                  (ix) each Contract included in the Customer Assets creating or providing for the creation of any partnership or joint venture or any sharing of revenues, profits, losses, or liabilities with respect to any of the Customer Assets; and

                  (x) any Contract included in the Customer Assets that requires
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate or (B) the performance of services having a value in excess of $10,000 in the aggregate.

         Contracts in the respective categories described in clauses "(i)" through "(ix)" above are referred to in this Agreement as "Material Seller Contracts."

         (b) Seller has delivered to Buyer accurate and complete copies of all Material Seller Contracts. Part 2.6(b) of the Disclosure Schedule provides an accurate description of the terms of each Contract relating to the Customer Assets that is not in written form. Each Material Seller Contract is in full force and effect and, to the knowledge of Seller, is enforceable by Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c) Except as set forth in Part 2.6 of the Disclosure Schedule:

                  (i) Seller has not materially violated or breached, or committed any material default under, any Material Seller Contract and, to the knowledge of Seller, no other Person has materially violated or breached, or committed any material default under, any Material Seller Contract;

                  (ii) to the knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or


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breach of any of the provisions of any Material Seller Contract (B) give any
Person the right to declare a default or exercise any remedy therefor under any Material Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Seller Contract or (D) give any Person the right to cancel, terminate or modify any Material Seller Contract; and

                  (iii) Seller has not waived any of its material rights under any Material Seller Contract.

         2.7 Compliance with Legal Requirements. With respect to the Customer Assets, Seller is, and has at all times been, in material compliance with all applicable Legal Requirements. Seller has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement related to Seller's ownership, use and operation of the Customer Assets.

         2.8 Related Party Transactions. No Related Party: (a) has at any time had any direct or indirect interest in any material asset used in or otherwise relating to the Customer Assets; (b) has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Customer Assets; (c) has at any time competed, directly or indirectly, with the Customer Assets; and (d) has any claim or right against the Customer Assets (other than rights to receive compensation for services performed as an employee or independent contractor, which rights are not included in the Assumed Liabilities).

         2.9 Legal Proceedings; Orders.

         (a) There is no pending Legal Proceeding and, to the knowledge of Seller, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Customer Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement. To the knowledge of Seller, no event has occurred, and no claim, dispute or other circumstance exists that could reasonably be expected to serve as a basis for the commencement of any such Legal Proceeding.

         (b) No Legal Proceeding related to the Customer Assets has ever been commenced by or has ever been pending against Seller.

         (c) There is no order, writ, injunction, judgment or decree to which the Customer Assets is subject. No officer or other employee of Seller is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Customer Assets.

         2.10 Sales Policies; Warranties. Part 2.10 of the Disclosure Schedule lists all sales, product return, or warranty policies of Seller relating to the Customer Assets (whether written or oral). No person or entity has asserted or, to the knowledge of Seller, threatened to assert a claim for a breach of any such policy listed in Part 2.10 of the Disclosure Schedule.

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         2.11 Proprietary Assets.

         (a) Part 2.11(a)(i) of the Disclosure Schedule sets forth, with respect to each Acquired Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Acquired Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Seller has good, valid and marketable title to all of the Acquired Proprietary Assets identified in Sections 1.1(a), 1.1(c) and 1.1(d), free and clear of all liens and other Encumbrances, and has the right to use all of the Acquired Proprietary Assets identified in Section 1.1(b) in accordance with the agreements listed in
Section 1.1(b) of the Transfer List. Part 2.11(a)(ii) of the Disclosure Schedule identifies all Contracts that obligate Seller to make any payment to any Person for the use of any Acquired Proprietary Asset. Seller has not developed jointly with any other Person any Acquired Proprietary Asset with respect to which such other Person has any rights (other than rights to receive compensation for services performed as an employee or independent contractor of Seller, which rights are not included in the Assumed Liabilities).

         (b) Seller has taken measures and precautions reasonably necessary to protect and maintain its rights in all the Acquired Proprietary Assets. Part 2.11(b) of the Disclosure Schedule identifies all Persons (other than employees or independent contractors of Seller who, in each case, were bound in writing by customary nondisclosure obligations) to whom Seller has disclosed or delivered or permitted the disclosure or delivery (other than HTML code used on the FreeMerchant Site) of the source code, or any portion of the source code, of any Acquired Proprietary Asset, other than pursuant to license agreements identified in Part 2.6 of the Disclosure Schedule.

         (c) In connection with Seller's ownership, use and operation of the Customer Assets: (i) Seller is not knowingly infringing, misappropriating or making any unlawful use of, and Seller has not at any time knowingly infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual or alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset of any other Person. To the knowledge of Seller, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset of any other Person infringes upon or misappropriates any Acquired Proprietary Asset.

         (d) each Acquired Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by Seller; and (ii) Seller has not received notice, nor does it have any knowledge of any claim by any customer or other Person alleging that any Acquired Proprietary Asset (including each version thereof that has been licensed or otherwise made available by Seller to any Person since ownership thereof) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by Seller and, to the knowledge of Seller, there is no basis for any such claim.

         (e) Except for the Excluded Assets, the Acquired Proprietary Assets constitute all the Proprietary Assets necessary to enable Seller to conduct its business related to the Customer Assets in a manner substantially equivalent to the manner in which such business was being conducted on the FreeMerchant Site as of November 30, 2001, except for the Oracle License.

         (f) Seller owns no patents or patent applications reading on the FreeMerchant Technology.

         2.12 Liabilities. Seller has no accrued, contingent or other liabilities of any nature, either matured or unmatured related to the Customer Assets (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Seller Financial Statements; (b) accounts payable or accrued salaries that have been incurred by Seller since the Balance Sheet Date in the ordinary course of business and consistent with Seller's past practices; and (c) liabilities under Contracts identified in the Transferred Assets List.

         2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by Seller that is related to the Customer Assets, and Seller has delivered to Buyer accurate and complete copies of all such Governmental Authorizations. To the knowledge of Seller, the Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Seller to conduct its business related to the Customer Assets. Seller is, and has at all times been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Seller has not received any notice or other communication from any Governmental Body, nor does it have any knowledge of (a) any actual or claimed violation by Seller of or failure by Seller to comply with any term or requirement of any Governmental Authorization related to the Customer Assets or
(b) any actual or claimed revocation, withdrawal, suspension or modification of any Governmental Authorization related to the Customer Assets.

         2.14 Material Relationships. No supplier to, or distributor of or customer of the Customer Assets has notified Seller of an intention to terminate or substantially alter its existing business relationship with Seller and Seller has no reason to believe that such termination or alteration of the relationship with Seller is likely to occur.

         2.15 Brokers and Finders. None of Seller or any of its officers, directors, employees or agents nor any of its stockholders has had dealings with any broker or finder in such a way as to incur, or has otherwise incurred, any liability for which Seller may ever be in any way responsible with respect to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         2.16 Authority; Binding Nature of Agreement. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby has been duly authorized by all necessary action on the part of Seller, including approval by the Board of Directors thereof. Upon execution and delivery by Seller, each of this Agreement, the Noncompetition Agreement, the Hosting Services Agreement, the Billing Agreement and the Bill of Sale (collectively, the "Transaction Agreements") will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.17 Non-Contravention; Consents. Neither the execution, delivery or performance of any of the Transaction Agreements, nor the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of any of the provisions of Seller's articles of incorporation or bylaws or any resolution adopted by Seller's board of directors or any committee of Seller's board of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller or any of the Customer Assets is subject;

         (c) contravene or result in a violation of, or give any Governmental Body the right to revoke, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Customer Assets;

         (d) contravene or result in a material violation or breach of, or result in a default under, any provision of any material Contract related to the Customer Assets, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract or (iii) cancel, terminate or modify any such Contract; or

         (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any of the Customer Assets.

         Seller is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (A) the execution, delivery or performance of any of the Transaction Agreements or
(B) the consummation of the transactions contemplated by this Agreement. The consent of the stockholders of Network Commerce is not required for the consummation of the transactions contemplated by this Agreement.

         2.18 Taxes. All taxes, assessments, penalties, and interest that have become due from Seller on or before the Closing Date with regard to the Customer Assets have been paid. Seller has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of taxes, and there are no pending or, to Seller's knowledge, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such taxes of which Seller is aware.

         2.19 Customer Information. Seller has delivered to Buyer complete and accurate copies of Seller's policy regarding collection and use of customer information ("Privacy Policy"), along with all amendments thereto, describing the date and manner in which amendment occurred. Such copies are attached to
Part 2.19 of the Disclosure Schedule. Seller has not collected, disclosed or otherwise used any customer information in violation of the Privacy Policy in effect at the time such information was collected.

         2.20 Full Disclosure. No representation or warranty by Seller contained in this Agreement, and no statement contained in any letter, certificate, schedule, exhibit, list or other writing furnished to Buyer by Seller in connection with the transactions contemplated hereby contains any knowingly untrue statement of material fact or knowingly omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, in each case after reasonable investigation. All copies of all writings furnished to Buyer by Seller hereunder or in connection with the transactions contemplated hereby are true and complete.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

         3.1 Organization; Authority; Binding Nature of Agreement. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action on the part of Buyer and its board of directors. No vote of Buyer's stockholders is needed to approve the transactions contemplated by this Agreement. Each of the Transaction Agreements constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.2 Non-Contravention; Consents. Neither (a) the execution, delivery or performance of the Transaction Agreements nor (b) the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of any of the provisions of Buyer's certificate of incorporation or bylaws or any resolution adopted by Buyer's board of directors or any committee of Buyer's board of directors; or

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Buyer is subject.

         Except as may be required by the Securities Act or the Exchange Act, Buyer is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.3 Brokers and Finders. None of Buyer or any of its officers, directors, employees or agents has had dealings with any broker or finder in such a way as to incur, or has otherwise incurred, any liability for which Seller may ever be in any way responsible with respect to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         3.4 Financial Information. Buyer has assets sufficient to discharge all of its current and due debts and at the time of Closing will, in its opinion, be capable of timely discharge of its debts as they come due.

SECTION 4. ADDITIONAL COVENANTS OF THE PARTIES.

         4.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the transactions contemplated by this Agreement and (b) shall use reasonable best efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party under this Agreement or any of the Transaction Agreements that have not yet been obtained. Each party shall promptly deliver to the other party a copy of each such notice and Seller shall promptly deliver to Buyer each such obtained Consent.

         4.2 Insolvency. To the extent permitted by applicable law and applicable director fiduciary obligations, Seller agrees that it will not during the five (5) months following the Closing Date, make any general assignment for the benefit of creditors, make or enter into any voluntary arrangement with its creditors, file a petition under any chapter of Title 11 of the United States Code, nor voluntarily become subject to any court or administration order pursuant to any bankruptcy or insolvency law.

         4.3 Deferred Revenue. To the extent that the total amount of Deferred Revenue is greater than the Deferred Revenue Payment, Seller shall, promptly following the Closing, pay Buyer an amount equal to the total Deferred Revenue less the Deferred Revenue Payment.

         4.4 Allocation of Purchase Price. Buyer and Seller shall have agreed upon an allocation of the Purchase Price among the Customer Assets, which allocation is being delivered herewith. Buyer and Seller shall prepare Internal Revenue Service Form 8594 pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), any Treasury Regulations promulgated thereunder, any other similar provision of the Code and any other similar, applicable foreign, state, local tax law or regulation, in a manner consistent with the agreed upon allocation of the Purchase Price. Buyer and Seller shall timely file all tax returns that may be required with respect to the transactions contemplated by this Agreement, and Buyer shall include the Form 8594 with such tax returns as required under the Code.

         4.5 Audit Rights. Each party shall have the right upon fourteen (14) days prior written notice, at its sole cost and expense, to have an independent certified public accountant conduct, during normal business hours and not more frequently than once every five months, an audit of the appropriate records of the other party or parties to verify the accuracy of the FreeMerchant Revenue and the FreeMerchant Revenue Payments. If the amounts accrued are different than those reported, the reporting party shall be invoiced or credited for the difference, as applicable, along with any adjustment to the Earnout Payments (if applicable) arising from the difference. Any additional amounts shall be payable within five (5) days of such invoice. If the deficiency in the amount of FreeMerchant Revenue is greater than five percent (5%) of the amounts reported by the reporting party for any reporting period, the reporting party shall pay the reasonable expenses associated with such audit, in addition to the deficiency.

         4.6 Transfer Taxes. Buyer shall pay, and shall hold Seller harmless from, all transfer taxes imposed on the sale of the assets to be transferred.

         4.7 Merchant of Record. Buyer and Seller will take all necessary actions so that (a) Buyer will be the merchant of record for all FreeMerchant Revenue and (b) all FreeMerchant Receipts are paid directly to a bank account under Buyer's sole control; in each case as soon as practicable following the Closing (and in any event within thirty (30) days following the Closing).

SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

         The obligations of Buyer to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         5.1 Consents. All Consents required to be obtained by Seller under this Agreement and the other transactions contemplated hereby shall have been obtained and shall be in full force and effect.

         5.2 Agreements and Documents. Buyer shall have received the following agreements and documents, each of which shall be in full force and effect:

         (a) the Noncompetition Agreement, executed by Seller;

         (b) the Hosting Services Agreement, executed by Seller;

         (c) the Bill of Sale, executed by Seller;

         (d) the certificate of Seller's Chief Financial Officer referenced in
Section 1.5(b)(ii);

         (e) a legal opinion of Preston Gates & Ellis, counsel to Seller, dated as of the Closing Date, in the form reasonably acceptable to Buyer;

         (f) a Secretary's Certificate executed by the Secretary of Seller certifying (i) the resolutions of the Board of Directors of Seller approving the Agreement and the transactions contemplated by the Agreement and (ii) such other matters as reasonably requested by Buyer; and

         (g) the Billing Agreement, executed by Seller.

         5.3 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable that makes such consummation illegal.

         5.4 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated by this Agreement or seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of the assets acquired hereby.

         5.5 Deferred Revenue Payment. Buyer shall have received the Deferred Revenue Payment.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

         The obligations of Seller to effect the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         6.1 Documents. Seller shall have received the following documents:

         (a) the Noncompetition Agreement, executed by Buyer;

         (b) the Assumption Agreement, executed by Buyer;

         (c) the Hosting Services Agreement, executed by Buyer; and

         (d) the Billing Agreement, executed by Buyer.

         6.2 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable that makes such consummation illegal.

         6.3 Closing Cash Payment. Seller shall have received the Closing Cash Payment.

SECTION 7. INDEMNIFICATION BY SELLER.

         7.1 Survival of Representations.

         (a) The representations and warranties made by Seller shall survive the Closing and shall expire six months following the Closing Date (the "Indemnification Period"); provided, however, that if, at any time prior to the end of the Indemnification Period, any Indemnitee (acting in good faith) delivers to Seller a written notice asserting a claim for recovery under Section
7.2 (and setting forth in reasonable detail the basis for such Indemnitee's belief that such a claim may exist), then the claim asserted in such notice shall survive the Indemnification Period until such time as such claim is fully and finally resolved.

         (b) All representations and warranties made by Buyer shall survive the Closing and shall expire six months following the Closing Date, and any liability of Buyer with respect to such representations and warranties shall thereupon cease.

         (c) The representations, warranties, covenants and obligations of Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

         (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

         7.2 Indemnification by Seller.

         (a) From and after the date hereof (but subject to Section 7.1(a)), Seller shall hold harmless and indemnify each of the Buyer Indemnitees from and against, and shall compensate and reimburse each of the Buyer Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Buyer Indemnitees or to which any of the Buyer Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in any of the Transaction Agreements; (ii) any breach of any covenant or obligation of Seller to Buyer in the Transaction Agreements; (iii) any liability or obligation arising from events that occurred prior to Closing that are not assumed by Buyer pursuant to
Section 1.3 and that relate to the Customer Assets; (iv) any breach of Section 1.1(c); (v) any lease, rental or similar payments (and any associated penalties and interest) owed on any of the hardware included among the Customer Assets or
(vi) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)", "(ii)," "(iii)," "(iv)" or "(v)" above (including any Legal Proceeding commenced by any Buyer Indemnitee for the purpose of enforcing any of its rights under this Section 7).

         (b) Notwithstanding anything to the contrary contained herein, (i) the maximum aggregate liability of Seller pursuant to Section 7 shall be equal to $400,000 plus any amounts paid to Seller under Section 1.5; provided, however, that such limit on Seller's liability shall be inapplicable with respect to Damages that arise from or are as a result of Seller's intentional misrepresentation or breach of the representation in Section 2.18.

         (c) Buyer shall give Seller prompt notice of the commencement of any Damages incurred as described in Section 7.2(a); provided, however, that any failure on the part of Buyer to so notify Seller shall not limit any of the obligations of Seller under this Section 7 (except to the extent such failure materially prejudices Seller's rights under this Section 7).

         7.3 Satisfaction of Buyer Indemnification Claim; Offset.

         (a) In the event Seller has any liability (for indemnification or otherwise) to any Buyer Indemnitee under this Section 7 or under Section 4.3, Seller shall satisfy such liability. If Seller does not satisfy such liability within thirty (30) days, Buyer may deduct the amounts owed from any payment otherwise due under Sections 1.5(b) and 1.5(c).

         (b) In addition to any rights of offset or other rights that Buyer or any of the other Buyer Indemnitees may have at common law or otherwise, Buyer shall have the right to offset any amount that may be owed to any Buyer Indemnitee under this Section 7 or under Section 4.3 against any amount otherwise payable by the Buyer.

         7.4 Indemnification by Buyer.

         (a) From and after the date hereof (but subject to Section 7.1(a)), Buyer shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Seller Indemnitees and which arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in any of the Transaction Agreements; (ii) any breach of any covenant or obligation of Buyer to Seller in the Transaction Agreements; (iii) any liability or obligation arising from events that occurred after Closing and that relate to the Customer Assets; or
(iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)", "(ii)" or "(iii)" above.

         Seller shall give Buyer prompt notice of the commencement of any Damages incurred as described in Section 7.4(a); provided, however, that any failure on the part of Seller to so notify Buyer shall not limit any of the obligations of Buyer under this Section 7 (except to the extent such failure materially prejudices Buyer's rights under this Section 7).

         7.5 Satisfaction of Seller's Indemnification Claim; Offset.

         (a) In the event Buyer has any liability (for indemnification or otherwise) to any Seller Indemnitee under this Section 7, Buyer shall satisfy such liability. If Buyer does not satisfy such liability within thirty (30) days, Seller may deduct the amounts owed from any payment otherwise due under
Section 1.5.

         (b) In addition to any rights of offset or other rights that Seller or any of the other Seller Indemnitees may have at common law or otherwise, Seller shall have the right to offset any amount that may be owed to any Seller Indemnitee under this Section 7 against any amount otherwise payable by the Seller.

         7.6 Arbitration. To the extent that the parties disagree as to any amounts owed by one party to another under this Section 7 and are unable to resolve their dispute (a "Disputed Claim"), the Disputed Claim shall be submitted to final and binding arbitration in San Francisco, California, which arbitration shall, except as herein specifically stated, be conducted in accordance with the American Arbitration Association Rules ("AAA Rules") then in effect. The final decision of the arbitrator shall be a reasoned opinion based on applicable law and furnished in writing to Buyer and Seller and will constitute a conclusive determination of the issue in question, binding upon Buyer and Seller. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Disputed Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. Any such arbitration shall be conducted before a single arbitrator, who will be compensated for his or her services by the losing party, at a rate to be determined by the parties, but based upon reasonable hourly or daily consulting rates for the arbitrator. The parties shall select the arbitrator by mutual agreement promptly following initiation of arbitration in accordance with the AAA Rules. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve. The prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the prevailing party and the amount of such fees and costs to be allocated to such party. Arbitration shall be the sole and exclusive remedy of the parties for any Disputed Claim that cannot be resolved among the parties arising out of this Agreement.

         7.7 Defense of Third Party Claims. In the event any Person asserts or commences any claim or Legal Proceeding against any Buyer Indemnitee or Seller Indemnitee with respect to which a party may become obligated to hold harmless, indemnify, compensate or reimburse any Buyer Indemnitee or Seller Indemnitee pursuant to this Section 7, the indemnifying party shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If the indemnifying party so proceeds with the defense of any such claim or Legal Proceeding:

         (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the indemnifying party;

         (b) the indemnified party shall make available to the indemnifying party any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

         (c) the indemnifying party shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the indemnified party; provided, however, that such consent shall not be unreasonably withheld.

         The party seeking indemnification shall give the indemnifying party prompt notice of the commencement of any such Legal Proceeding; provided, however, that any failure on the part of the party seeking indemnification to so notify the indemnifying party shall not limit any of the obligations of the indemnifying party under this Section 7 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         7.8 Sole Recovery. Each party's sole remedy for any Damages hereunder shall be the indemnification claims described in this Section 7; provided, however, that such limitation shall be inapplicable with respect to Damages that arise from or as a result of Seller's intentional misrepresentation or breach of the representation in Section 2.18.

SECTION 8. MISCELLANEOUS PROVISIONS.

         8.1 Further Assurances. At any time and from time to time after the Closing, at the request of the other party and without further consideration, each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of preparing or completing the filing of tax returns or carrying out or evidencing any of the transactions contemplated by this Agreement.

         8.2 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

         8.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         8.4 Notices. All notices and other communications required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next "Business Day" (meaning a day other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business) following receipt of facsimile transmission, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

         (a) If to Buyer:

                                    DIGITAL RIVER, INC.
                                    9625 West 76th Street, Suite 150
                                    Eden Prairie, Minnesota  55344
                                    Attention:  Joel Ronning
                                    Telephone:  (952) 253-1234
                                    Facsimile:  (952) 253-8370

                           with a copy (not constituting notice) to:

                                    COOLEY GODWARD LLP
                                    One Maritime Plaza, 20th Floor
                                    San Francisco, California  94111
                                    Attention:  Michael J. Sullivan, Esq.
                                    Telephone:  (415) 693-2000
                                    Facsimile:  (415) 951-3699

(b)      If to Seller:

                                    NETWORK COMMERCE INC.
                                    411 First Avenue South
                                    Seattle, WA 98104
                                    Attention:  Dwayne Walker and Scott Dickson
                                    Telephone:  (206) 223-1996
                                    Facsimile:  (206) 223-2324
                           with a copy (not constituting notice) to:

                                    PRESTON GATES & ELLIS
                                    701 Fifth Avenue, Suite 5000
                                    Seattle, WA 98104
                                    Attention:  Gary Kocher
                                    Telephone:  (206)623-7580
                                    Facsimile:  (206)623-7022

Any party may alter the address to which its communications are to be sent by giving notice of such change in conformity with the provisions of this Section
8.4 for the giving of notice

         8.5 Confidentiality. On and at all times after the Closing Date, Seller and Buyer shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in Seller's or Buyer's possession that relates to the business of the other party or any information concerning the transactions contemplated by this Agreement. Subsequent to the Closing, Seller and Buyer shall make a mutually agreed, joint public announcement regarding the transaction.

         8.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         8.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         8.9 Successors and Assigns. Buyer may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section
7), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person, provided that Buyer has met all obligations hereunder and has made all payments required hereunder in full. Notwithstanding the foregoing, Buyer may assign its rights and obligations without the prior written consent of Seller in connection with any merger, consolidation, any sale of all or substantially all of Buyer's assets or any other transaction in which more than fifty percent (50%) of Buyer's voting securities or assets are transferred. Seller may not assign its rights and obligations without the prior written consent of Buyer which consent shall not be unreasonably withheld, provided, however, Seller may assign its rights and obligations without the prior written consent of Buyer in connection with any merger, consolidation, any sale of all or substantially all of Seller's assets or any other transaction in which more than fifty percent (50%) of Seller's voting securities or assets are transferred. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         8.10 Waiver.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         8.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         8.13 Entire Agreement. This Agreement, the Schedules, Exhibits, instruments and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         8.14 Construction.

         (a) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (b) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (c) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the date first set forth above.

                          DIGITAL RIVER, INC.,
                            a Delaware corporation



                          By:
                              -----------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                 --------------------------------------------

                          NETWORK COMMERCE INC.,
                             a Washington corporation



                          By:
                              -----------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                 --------------------------------------------

                          FREEMERCHANT.COM, INC.,
                             a Delaware corporation



                          By:
                              -----------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                 --------------------------------------------


                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         "Acquisition" has the meaning set forth in the first recital.

         "Acquired Proprietary Asset" shall mean any Proprietary Asset included in the Customer Assets purchased by the Buyer.

         "Assumed Liabilities" has the meaning set forth in Section 1.3.

         "Assumption Agreement" has the meaning set forth in Section 1.6(b)(iv).

         "Balance Sheet Date" has the meaning set forth in Section 2.4.

         "Bill of Sale" has the meaning set forth in Section 1.5(b).

         "Billing Agreement" has the meaning set forth in Section 1.1(b).

         "Buyer" has the meaning set forth in the preamble.

         "Buyer Indemnitee" shall mean the following Persons: (a) Buyer; (b) Buyer's stockholders, directors, officers, employees and agents; (c) Buyer's current and future affiliates; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         "Closing Cash Payment" has the meaning set forth in Section 1.4(a).

         "Closing Date" has the meaning set forth in Section 1.6(a).

         "Code" has the meaning set forth in Section 4.4

         "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "Customer Asset" has the meaning set forth in Section 1.1.

         "Damages" shall include any loss, damage, injury, decline in value, liability, claim, demand, bona fide settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature.


                                   Exhibit A-1

         "Deferred Revenue" shall mean, with respect to any customer (excluding Surefire Commerce Inc.) that has prepaid Seller for services in connection with the Customer Assets, the pro rated portion of any revenue received that is recognizable following the Closing Date, excluding revenue under that certain Strategic Partner Agreement, dated July 6, 2001 between Surefire Commerce Inc. and Network Commerce Inc.

         "Deferred Revenue Payment" has the meaning set forth in Section 1.4(b).

         "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller.

         "Disputed Claim" has the meaning set forth in Section 7.3(c).

         "Earnout Payment" has the meaning set forth in Section 1.5(c)(ii).

         "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" has the meaning set forth in Section 1.2(a).

         "FreeMerchant Non-Subscription Receipts" shall mean all cash received following the Closing pursuant to advertising, professional service and any other agreements or relationships (other than FreeMerchant Subscription Receipts) from third party service providers, including under third party contracts set forth in the Transfer List, in connection with the FreeMerchant Subscribers and from current and future FreeMerchant Subscribers, regardless of whether Seller or Buyer is the merchant of record; provided, however, that FreeMerchant Non-Subscription Receipts does not include cash received following the Closing that was earned by Seller prior to the Closing (in accordance with generally accepted accounting principles and consistent with Seller's past practices).

         "FreeMerchant Non-Subscription Revenue" shall mean all advertising revenue, professional service revenue and revenue under third party contracts set forth in the Transfer List, and any other revenue (other than FreeMerchant Subscription Revenue) recognized following the Closing in accordance with generally accepted accounting principles in a manner consistent with Seller's past practices from third party service providers in connection with the FreeMerchant Subscribers and from current and future FreeMerchant Subscribers.

         "FreeMerchant Receipts" shall mean FreeMerchant Non-Subscription Receipts and FreeMerchant Subscription Receipts, collectively, regardless of whether Seller or Buyer is the merchant of record.

                                   Exhibit A-2

         "FreeMerchant Revenue" shall mean FreeMerchant Non-Subscription Revenue and FreeMerchant Subscription Revenue, collectively.

         "FreeMerchant Receipts Payment" has the meaning set forth in Section 1.5(b)(ii).

         "FreeMerchant Subscription Receipts" shall mean all cash received following the Closing from subscriptions from current and future FreeMerchant Subscribers, regardless of whether Seller or Buyer is the merchant of record.

         "FreeMerchant Subscription Revenue" shall mean all subscription revenues recognized following the Closing in accordance with generally accepted accounting principles in a manner consistent with Seller's past practices from current and future FreeMerchant Subscribers, regardless of whether Seller or Buyer is the merchant of record.

         "FreeMerchant Site" has the meaning set forth in Section 1.1(a).

         "FreeMerchant Subscriber" shall mean an end-user e-commerce web site that uses the FreeMerchant Technology, and that is a paying customer of Seller pursuant to a valid Contract as of immediately prior to the Closing, whether payments are made monthly, quarterly, or annually.

         "FreeMerchant Technology" has the meaning set forth in Section 1.1(a).

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other governmental jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         "Hosting Services Agreement" has the meaning set forth in Section 1.6(b)(v).

         "Knowledge" (whether capitalized or not) shall mean actual conscious awareness of any of the applicable party's present officers, or general counsel, unless expressly stated otherwise.

         "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
                                   Exhibit A-3

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, including, but not limited to, any bulk transfer laws.

         "Material Adverse Effect" means any violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the other Transaction Agreements), which could have a material adverse effect on Seller's business, condition, assets, liabilities, operations, financial performance or prospects.

         "Noncompetition Agreement" has the meaning set forth in the first recital.

         "Oracle License" has the meaning set forth in Section 1.1.

         "Person" shall mean any individual, entity or Governmental Body.

         "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, franchise, computer software, computer program, invention, or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "Related Party" shall mean: (a) each individual who is an officer of Seller; (b) each member of the immediate family of each of the individuals referred to in clauses "(a)"; and (c) any trust or other entity (other than Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

         "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" has the meaning set forth in the preamble.

         "Seller Indemnitee" shall mean the following Persons: (a) Seller; (b) Seller's stockholders, directors, officers, employees and agents; (c) Seller's current and future affiliates; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         "Transfer List" has the meaning set forth in Section 1.1(a).

                                   Exhibit A-4

                                   EXHIBIT B
                            NONCOMPETITION AGREEMENT

                                    EXHIBIT C

                                  TRANSFER LIST
                                 to that certain
                Asset Purchase Agreement dated December 28, 2001,
             by and between Digital River, Inc., FreeMerchant.com,
                        Inc., and Network Commerce, Inc.

All initially capitalized terms shall have the meanings assigned to them in Exhibit A of the Asset Purchase Agreement.

1.1

         (a) "FreeMerchant.com Technology"

         i) HTML code used to operate FreeMerchant.com and InternetMall.com as of November 30, 2001

         ii) Core Commerce Application - Code developed using FoxPro and Perl, used to operate FreeMerchant.com and InternetMall.com as of November 30, 2001

         iii) InternetMall Application System - FreeMerchant Mall application, which is known as "InternetMall.com"

         (b) Software Licenses

         i) Software used to operate servers and hardware, subject to license terms imposed on Seller regarding transfer of the same

         (c) Contracts

         i) Website Agreement dated April 23, 2001 between Network Commerce Inc. and Webloyalty.com, Inc., and as amended by Website Amendment dated August 9, 2001.

         ii) Strategic Partner Agreement dated July 6, 2001 between SureFire Commerce, Inc. and Network Commerce Inc. and as amended by Amendment To Strategic Partner Agreement to dated December 1, 2001

         iii) Agreement dated May 20, 2001, between GotCompany.com, Inc. D/B/A GotMarketing and Network Commerce Inc.

         iv) Storebusters, Inc. Partner Agreement dated March 13, 2001 between Infopia, Inc. (formerly, Storebusters, Inc.) and as amended by Addendum A dated November 12, 2001.

         v) License Agreement between Independent Systems & Programming, Inc. and Berkeley Integration Group. (Note: Berkeley Integration Group was an owner of Card Secure Inc., a company that Network Commerce acquired in June 1999.)

                                  Exhibit C-1

         Note: The inclusion of Contracts above does not expressly or implicitly include, or convey any rights to Buyer related to, any Network Commerce websites other than the FreeMerchant.com Site, even if such other web sites are among the subjects of such Contracts.

         (d) Server Computer Equipment and Software

         i) FreeMerchant.com hardware assets - Production Environment

         ii) FreeMerchant.com hardware assets - Staging and Development Environment

         (e) The following trademarks and all rights therein and all goodwill associated therewith are also part of the "Customer Assets":

         i) FreeMerchant.com    Class 42        76/086525

         ii) Internet Mall      Class 35        Reg. No. 2,153,259









                                  Exhibit C-2

                                   EXHIBIT D
                    BILLING AND REPORTING SERVICES AGREEMENT

                                   EXHIBIT E
                                  BILL OF SALE

                                   EXHIBIT F
                              ASSUMPTION AGREEMENT

                                   EXHIBIT G


                           HOSTING SERVICES AGREEMENT